As filed with the Securities and Exchange Commission on July 26, 2002
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HYPERCOM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0828608 (I.R.S. Employer Identification No.)

2851 West Kathleen Road, Phoenix, Arizona 85053
(Address of Principal Executive Offices) (Zip Code)

HYPERCOM CORPORATION 2000 BROAD-BASED STOCK INCENTIVE PLAN
(Full title of the plan)

Douglas J. Reich
Vice President, General Counsel and Secretary
Hypercom Corporation
2851 West Kathleen Road
Phoenix, Arizona 85053
(602) 504-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven D. Pidgeon
Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004
(602) 382-6000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
To Be	To Be	Price	Offering	Registration
Registered	Registered(1)	Per Share (2)	Price(2)	Fee(3)

Common Stock ($0.001 par value per share)	2,000,000	$4.99	$9,980,000	$918.15

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s common stock as may be issuable as a result of any stock splits, stock dividends or similar events.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the high and low prices for shares of Common Stock on July 22, 2002.

(3)	Pursuant to Rule 429 of the rules and regulations under the Securities Act, this Registration contains a combined prospectus relating to the 2,000,000 shares registered hereby and the 5,000,000 shares registered on August 11, 2000, pursuant to Registration Statement No. 333-43622. The previously paid filing fees associated with such securities are $12,910.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-43622) filed by Hypercom Corporation (the “Company”) on August 11, 2000, relating to the Hypercom Corporation 2000 Broad-Based Stock Incentive Plan (the “Broad-Based Plan”), except as expressly modified herein.

On February 12, 2002, the Company’s Board of Directors adopted resolutions authorizing the registration under the Securities Act, of an additional 2,000,000 shares of the Company’s Common Stock under the Broad-Based Plan. This Registration Statement registers such 2,000,000 shares of Common Stock.

PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EX-5
EX-10.1
EX-23.1
EX-23.2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         The following documents have been filed by Hypercom Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are hereby incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b)	the Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ending March 31, 2002;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission on February 14, 2002, February 19, 2002 and March 27, 2002; and

(c)	the description of the Company’s capital stock contained in the Company’s Registration Statement on Form 8-A, dated October 22, 1997, filed with the Commission pursuant to Section 12(g) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit		Page or
Number	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation of the Company	Incorporated by reference to the Company’s Registration Statement on Form S-1 (file No. 333-35461)

3.2	Amended and Restated Bylaws of the Company	Incorporated by reference to the Company’s Annual Report on Form 10-K, dated April 1, 2002

5	Opinion of Snell & Wilmer L.L.P. (including consent)	Filed Herewith

10.1	Hypercom Corporation 2000 Broad-Based Stock Incentive Plan	Filed Herewith

23.1	Consent of Ernst & Young LLP	Filed Herewith

23.2	Consent of PricewaterhouseCoopers LLP	Filed Herewith

23.3	Consent of Counsel	See Exhibit No. 5

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 25, 2002.

HYPERCOM CORPORATION

By:	/s/ John W. Smolak John W. Smolak Executive Vice President, Chief Financial Officer and Chief Administrative Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher S. Alexander Christopher S. Alexander	President, Chief Executive Officer and Director	July 25, 2002

/s/ John W. Smolak John W. Smolak	Executive Vice President, Chief Financial Officer and Chief Administrative Officer	July 25, 2002

/s/ Georger Wallner George Wallner	Chairman of the Board of Directors and Chief Strategist	July 25, 2002

/s/ Albert A. Irato Albert A. Irato	Vice Chairman of the Board of Directors	July 25, 2002

/s/ Jane Evans Jane Evans	Director	July 25, 2002

/s/ William Keiper William Keiper	Director	July 25, 2002

/s/ Jock Patton Jock Patton	Director	July 25, 2002

/s/ Daniel D. Diethelm Daniel D. Diethelm	Director	July 25, 2002

Exhibit		Page or
Number	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation of the Company	Incorporated by reference to the Company’s Registration Statement on Form S-1 (file No. 333-35461)

3.2	Amended and Restated Bylaws of the Company	Incorporated by reference to the Company’s Annual Report on Form 10-K, dated April 1, 2002

5	Opinion of Snell & Wilmer L.L.P. (including consent)	Filed Herewith

10.1	Hypercom Corporation 2000 Broad-Based Stock Incentive Plan	Filed Herewith

23.1	Consent of Ernst & Young LLP	Filed Herewith

23.2	Consent of PricewaterhouseCoopers LLP	Filed Herewith

23.3	Consent of Counsel	See Exhibit No. 5